APPENDIX A

RULE 18f-3 MULTI-CLASS PLAN

WELLS FARGO VARIABLE TRUST

Variable Trust Multi Class Funds and Share Classes	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee
VT Core Equity Fund[1]
Class 1	None	None	None	None
Class 2	None	None	0.25	None
VT Discovery Fund Class 2	None	None	0.25	None
VT Index Asset Allocation Fund Class 2	None	None	0.25	None
VT International Equity Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Intrinsic Value Fund
Class 2	None	None	0.25	None
VT Omega Growth Fund
Class 1	None	None	None	None
Class 2	None	None	0.25	None
VT Opportunity Fund[2] Class 2	None	None	0.25	None
VT Small Cap Value Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Small Cap Growth Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Total Return Bond Fund Class 2	None	None	0.25	None

1. On May 18, 2011, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Core Equity Fund into the VT Opportunity Fund.  Pending shareholder approval, the merger will become effective in the third quarter of 2011.

2. On May 18, 2011, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Core Equity Fund into the VT Opportunity Fund and the addition of Class 1 to the VT Opportunity Fund.  Pending shareholder approval of the merger, Class 1 will become effective in the third quarter of 2011.